EXHIBIT 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220491 on Form S-3, Registration Statement No. 333-171996 on Form S-8, and Registration Statement No. 333-228788, as amended on Form S-4 of our report dated March 16, 2018, with respect to the consolidated financial statements of The First Bancshares, Inc., for the years ended December 31, 2017 and 2016, included in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ T. E. Lott and Company, PA

Columbus, Mississippi

March 18, 2019